EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED

CERTAIN PORTIONS INDICATED BY [*****] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED NON-PUBLIC PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 4

This AMENDMENT NO. 4 (“AMENDMENT”) to DEVELOPMENT AGREEMENT effective as of, as amended by AMENDMENT NO. 1 effective as of September 6, 2001, AMENDMENT NO. 2 effective as of November 30, 2003 and AMENDMENT NO. 3 effective as of July 28, 2004, made by and between Canon Inc., a Japanese corporation having its principal place of business at 30-2, Shimomaruko 3-chome, Ohta-ku, Tokyo 146-8501, Japan (“CANON”) and Zygo Corporation, a Delaware corporation having its principal place of business at 21 Laurel Brook Road, Middlefield, Connecticut 06455-0448, U.S.A. (“ZYGO”), each sometimes referred to hereinafter as a “PARTY” and jointly as the “PARTIES” to this AMENDMENT,

WITNESSETH:

WHEREAS, CANON and ZYGO entered into the DEVELOPMENT AGREEMENT, as subsequently amended by AMENDMENT NO. 1, AMENDMENT NO. 2 and AMENDMENT NO. 3 thereto (the “ORIGINAL AGREEMENT”) under which CANON and ZYGO have been developing a certain interferometer and a figure measurement machine incorporating such interferometer as the first phase 1 of the PROJECT; and

WHEREAS, both PARTIES have agreed to proceed with another PROJECT and now wish to determine the terms and conditions therefor based on the conditions of the ORIGINAL AGREEMENT;

NOW, THEREFORE, the PARTIES hereby agree as follows:

1.	The terms and conditions of the Original Agreement shall be replaced with those attached to this Amendment as ATTACHMENT.
2.	Except as expressly provided herein, all of the terms and conditions of the ORIGINAL AGREEMENT shall continue in effect.
3.	This AMENDMENT shall become effective as of March 26, 2004, irrespective of the date signed below.

IN WITNESS WHEREOF, the PARTIES have caused this AMENDMENT to be executed in duplicate originals by their duly authorized representatives as of the date last signed below.

CANON INC.		ZYGO CORPORATION
By:	/s/ Hironori Yamamoto	By:	/s/ Bruce Robinson

	Hironori Yamamoto		Bruce Robinson

Group Executive, Managing Director
Core Technology

TITLE:	Development Headquarters	TITLE:	President
DATE:	December 20, 2004	DATE:	December 20, 2004

ATTACHMENT

Amended terms and conditions of the ORIGINAL AGREEMENT

DEVELOPMENT AGREEMENT

This DEVELOPMENT AGREEMENT (“AGREEMENT”), effective as of September 6, 2001, by and between Canon Inc., a Japanese corporation having its principal place of business at 30-2, Shimomaruko 3-chome, Ohta-ku, Tokyo 146-8501, Japan (“CANON”) and Zygo Corporation, a Delaware corporation having its principal place of business at 21 Laurel Brook Road, P.O. Box 448, Middlefield, Connecticut 06455-0448, U.S.A. (“ZYGO”), each sometimes referred to hereinafter as a “PARTY” and jointly as the “PARTIES” to this AGREEMENT,

WITNESSETH:

WHEREAS, CANON has been engaged in the design, development, manufacture and sales of certain lithography tools such as steppers, scanners and aligners;

WHEREAS, ZYGO has expertise in the field of interferometric metrology;

WHEREAS, CANON and ZYGO have entered into the NON-DISCLOSURE AGREEMENT as of June 6, 2001 under which the PARTIES have disclosed their information of a confidential nature with each other and have been continuing feasibility studies for cooperation in the development of certain interferometers and figure measurement machines utilizing such interferometers; and

WHEREAS, CANON and ZYGO have mutual interests in cooperatively developing said interferometers and figure measurement machines;

NOW, THEREFORE in consideration of the premises and the covenants herein contained, the PARTIES agree as follows:

ARTICLE 1. DEFINITIONS

1.1

The term “TARGET PRODUCT” as used herein shall mean the interferometer and figure measurement machine, including tools, accessories and parts thereof, for optical products and specified in EXHIBIT A attached hereto, and which fully meets the FINAL SPECIFICATIONS thereof.

1.2

The term “PROJECT” as used herein shall mean the works to be performed by both PARTIES pursuant hereto in designing, developing (“developing” includes manufacturing at least one (1) unit of the TARGET PRODUCT that materialize the result thereof) and evaluating the respective TARGET PRODUCT and of which details are fully described in EXHIBIT A attached hereto, and installing such unit of the TARGET PRODUCT in CANON’s premise.

1.3

The term “DRAFT SPECIFICATIONS” as used herein shall mean the preliminary specifications of the respective TARGET PRODUCT which are provided by CANON under the PROJECT. The DRAFT SPECIFICATIONS shall be expressly included in the Confidential Information (as defined in EXHIBIT C attached hereto) of CANON.

1.4

The term “FINAL SPECIFICATIONS” as used herein shall mean the definitive and finalized specifications of the respective TARGET PRODUCT which are initially proposed by ZYGO based upon the DRAFT SPECIFICATIONS, evaluated by the PARTIES and finally agreed upon by both PARTIES in writing under the PROJECT. The FINAL SPECIFICATIONS shall be included in the RESULTS.

1.5

The term “RESULTS” as used herein shall mean any and all results obtained by a PARTY or the PARTIES through performance of the PROJECT, including without limitation, working samples, prototypes and drawings of the TARGET PRODUCT and related technology, knowledge and know-how obtained through performance of the PROJECT. The term “RESULTS” shall expressly include the FINAL SPECIFICATIONS, TARGET PRODUCT, DELIVERABLES and INVENTION.

1.6	The term “DELIVERABLES” as used herein shall mean the items to be delivered by either PARTY to the other PARTY under the respective PROJECT and which are specified in EXHIBIT A attached hereto.
1.7

The term “INVENTION” as used herein shall mean any and all inventions, discoveries, improvements, designs, ideas or other creations, whether or not protectable through patent, utility model, copyright, trade secret, mask work right or other intellectual property rights, which are conceived, developed, reduced to practice or acquired solely by a PARTY or jointly by the PARTIES during the term of this AGREEMENT specifically while performing work in carrying out the PROJECT.

1.8	The term “EFFECTIVE DATE” shall mean September 6, 2001.

ARTICLE 2. PERFORMANCE OF THE PROJECT

2.1	At the commencement of the PROJECT, both PARTIES hereby expressly acknowledge that both PARTIES are uncertain whether the PARTIES will complete the PROJECT and achieve the results of the PROJECT.
2.2	ZYGO and CANON shall use their good faith effort to carry out the PROJECT in accordance with the schedule set forth in the EXHIBIT A.

A working team shall be formed in ZYGO for carrying out the PROJECT. CANON agrees to cooperate with ZYGO in ZYGO’s performance of the PROJECT. Outline of the work to be performed by respective PARTIES is described in EXHIBIT A attached hereto.

ZYGO agrees to provide CANON with a monthly report stating (i) actual costs incurred during the previous one month for the respective PROJECT with the details of the list of the materials purchased and wages, overhead and hours of each employees engaged in the respective PROJECT; (ii) prediction of the next three month’s consumption of the DEVELOPMENT FEE (as defined in Section 4.2 below); (iii) anticipated aggregate cost of the PROJECT by the completion of such PROJECT; and (iv) estimated timing of actual completion of the PROJECT.

If the PROJECT becomes behind schedule, ZYGO shall promptly notify CANON thereof and provide sufficient explanation for how and why it happens, and ZYGO and CANON will enter into a good faith discussion thereon. If CANON and ZYGO are unable to agree on revision of the development schedule, such PROJECT can be terminated by either PARTY without liability to the other PARTY except for the remedies under Sections 2.7 and 6.6 which will take effect.

If ZYGO believes the actual or estimated total cost of a certain PROJECT will exceed the DEVELOPMENT FEE (as defined in Section 4.2 below) thereof, ZYGO shall promptly notify CANON thereof and provide with sufficient explanation for how and why the costs exceed the amount agreed, and ZYGO and CANON will enter into a good faith discussion thereon. If CANON and ZYGO are unable to agree on a contract price adjustment, such PROJECT can be terminated by either PARTY without liability to the other PARTY except for the remedies under Sections 2.7 and 6.6 which will take effect.

2.3	The PARTIES acknowledge that each PARTY agrees to deliver to the other PARTY the DELIVERABLES as specified in EXHIBIT A attached hereto under the respective PROJECT.
2.4	The PARTIES agree to have periodical and occasional discussions for exchanging information relating to the respective PROJECT in order to accelerate the progress of such PROJECT.
2.5

Each PARTY shall provide the other PARTY with the RESULTS obtained through the performance of the respective PROJECT promptly after such RESULTS have been obtained. Except as expressly provided in Article 3 hereof, ZYGO shall not provide, deliver or transfer its RESULT to any third party other than CANON during the term of the PROJECT.

2.6	Each PROJECT shall be deemed completed when CANON accepts all the DELIVERABLES of ZYGO under such PROJECT at Canon’s premise as the TARGET PRODUCT which fully meets the FINAL SPECIFICATIONS therefor.

CANON shall have the right to inspect the DELIVERABLES of ZYGO under the respective PROJECT to determine whether they meet the FINAL SPECIFICATIONS of the TARGET PRODUCT under such PROJECT. In the event the DELIVERABLES fail to meet the FINAL SPECIFICATIONS, CANON shall have the right to have ZYGO modify such DELIVERABLES of ZYGO so that they meet the FINAL SPECIFICATIONS. The foregoing procedure shall be performed until CANON accepts all the DELIVERABLES under such PROJECT. In the event CANON accepts all the DELIVERABLES of ZYGO for each PROJECT, such DELIVERABLES shall be deemed to be the TARGET PRODUCT thereof. In the event CANON does not accept the DELIVERABLES of ZYGO as the TARGET PRODUCT for each PROJECT, CANON shall have the right to terminate such PROJECT and enforce its rights under Section 6.6 below, provided that CANON’s sole ground for such non-acceptance of the DELIVERABLES of ZYGO shall be such ZYGO’s DELIVERABLES’ non-compliance with the FINAL SPECIFICATIONS thereof.

Notwithstanding the foregoing, in the event CANON decides to adopt any DELIVERABLES having any non-compliance with the FINAL SPECIFICATIONS as a commercial level product under a PROJECT and notify ZYGO of its intent so in writing, such DELIVERABLES shall be deemed to be a premature commercial level TARGET PRODUCT (“PREMATURE TARGET PRODUCT”) and Section 7.1 shall apply to such PREMATURE TARGET PRODUCT as if it were named in the place of the TARGET PRODUCT and ZYGO shall make all necessary assistance to CANON so that CANON can commercially use such PREMATURE TARGET PRODUCT; provided, however, that such adoption of PREMATURE TARGET PRODUCT shall not relieve ZYGO from any of its obligations under this AGREEMENT, including without limitation, its obligation to modify such DELIVERABLES to meet the FINAL SPECIFICATIONS pursuant to the procedure set forth herein.

2.7

In addition to the foregoing, CANON shall have the right to terminate any of the PROJECTs at any time with or without cause. Upon such termination which has occurred solely for CANON’s reasons, CANON agrees to pay ZYGO on timing separately agreed upon by the PARTIES the actual costs incurred by ZYGO solely from its performance of such PROJECT by the time of such termination and not paid by CANON to ZYGO, plus costs solely arising out of the occurrence of such termination (e.g., cancellation fee for outside materials, orders and services, details of which are separately agreed upon by the PARTIES); provided, however, that ZYGO shall promptly provide written documentation which sufficiently specifies details of the costs and proves the correctness of the calculation of the amount of such costs and CANON agreed it is reasonable costs of such termination.

ARTICLE 3. SUBCONTRACT

3.1

ZYGO may assign any of its task under the PROJECT to its subcontractor subject to the prior written consent of CANON and disclose Confidential Information (as defined in the EXHIBIT C) of CANON to such subcontractor only for the purpose of carrying out such task, subject to terms and conditions of this AGREEMENT (including without limitation, confidentiality) and subject further to CANON’s prior written consent thereto.

3.2	In the event that ZYGO assigns its task of the PROJECT to its subcontractor, ZYGO shall execute a written agreement with such subcontractor which at least sets forth:
(a)

all rights, titles and interests in and to all materials, devices, notebooks, documents and other items made by such subcontractor in carrying out such task, and all inventions, discoveries, improvements, designs, ideas, technical data, devices, steps, works, software, equipment or other creations, whether or not protectable or protected through patent, utility model, copyright, trade secret, mask works or other intellectual property rights, which are conceived, developed, reduced to practice or acquired by such subcontractor in carrying out such task (the “SUBCONTRACTOR RESULTS”) shall be assigned and transferred to ZYGO so that they shall be treated under the terms and conditions of this AGREEMENT; and

(b)	such subcontractor shall bear the confidentiality obligations and other restrictions in accordance with Section 2 of EXHIBIT C.

3.3

All activities and works performed by such subcontractor shall be considered to be performed by ZYGO for the purpose hereof, and the foregoing permission to assign its task of the PROJECT to subcontractors shall not relieve ZYGO from performing hereunder.

3.4

In the event that ZYGO assigns any of its task under the PROJECT to its subcontractor under terms and conditions different from Sections 3.1 through 3.3 above, both Parties shall clarify and agree to the different or additional terms and conditions in writing.

ARTICLE 4. DEVELOPMENT FEE

4.1	CANON shall bear all its costs and expenses incurred by itself relating to its performance of the respective PROJECT.
4.2

In full and complete consideration for the respective PROJECT performed by ZYGO hereunder, including without limitation, the costs of the DELIVERABLES of ZYGO under such PROJECT, CANON agrees to pay to ZYGO the fee set forth in applicable EXHIBIT A (“DEVELOPMENT FEE”).

4.3

The PARTIES hereby expressly acknowledge that CANON shall have no liability and obligation to pay any consideration or fee to ZYGO for the respective PROJECT except as expressly provided in the applicable EXHIBIT A attached hereto. Notwithstanding anything contained herein to the contrary, in the event a certain or all of the PROJECT is sooner terminated pursuant to Sections 2.2, 2.7, 10.2 or 10.3, CANON shall be under no obligation of paying any compensation or fee to ZYGO after such termination with respect to such PROJECT, except as expressly provided in Section 2.7.

4.4

Certain reasonable period before the payment date of each installment of the payments, ZYGO shall provide CANON with an invoice which shall include breakdown of such invoiced amount which is necessary to prove that all of the payment to be made by CANON to ZYGO for such invoice pursuant hereto will be used only for the performance of the respective PROJECT. The form of the invoice shall be attached hereto as EXHIBIT E.

4.5	For customs purposes, in the event ZYGO delivers the RESULTS to CANON hereunder, ZYGO shall accompany the RESULTS with an invoice specifying actual costs and expenses for each of the RESULTS.
4.6	Payments made by CANON under this AGREEMENT shall be made to ZYGO by wire transfer to the following bank account:

(Bank Name)	Bank of America
(Branch Name)	Bank of America, New York
(Bank Address)	ABA No. 021300019
(Telex No.)	221086
(Account Number)	9369163599

ARTICLE 5. CONFIDENTIALITY

The PARTIES hereby agree that any and all information of a confidential and proprietary nature to be disclosed from either PARTY to the other PARTY under the PROJECT shall be treated in accordance with the terms set forth in EXHIBIT C attached hereto.

ARTICLE 6. OWNERSHIP

6.1

Any and all RESULTS shall be jointly vested in the both PARTIES, and subject to Sections 6.2 through 6.6 and Article 7 below, each PARTY is free to use and utilize any and all RESULTS without restriction.

Notwithstanding anything contained herein to the contrary, any and all right, title and interest in and to any sample of the TARGET PRODUCT shall be solely vested in CANON, and ZYGO shall expressly agree that CANON can freely use, sell or otherwise dispose of such samples of the TARGET PRODUCT without any restriction, in all instances to be used by CANON or a third party solely for their intended use, provided that the third party shall not acquire any intellectual property rights, or rights to any Confidential Information from ZYGO as a result of the use, sale or disposition of any such samples.

6.2

Notwithstanding Section 6.1 above, any and all applications for patents and utility models for any INVENTION made solely by one PARTY through performance of the PROJECT, and any and all patents and utility models issued on or registered from applications for such INVENTION shall be solely vested in such inventing PARTY subject to Sections 6.6 and 7.4 below.

6.3

Any and all applications for patents and utility models for any INVENTION made jointly by the both PARTIES through performance of the PROJECT, and any and all patents and utility models issued on or registered from applications for such INVENTION shall be jointly vested in and owned equally by the both PARTIES. The PARTIES agree to enter into discussions for the filing, prosecution and maintenance of such application and patents and utility models jointly owned by the PARTIES, and any cost and expense required for such filing, prosecution and maintenance shall be equally borne by the PARTIES.

With respect to such jointly owned patents and utility models including applications therefor, each joint owner PARTY may, without the other joint owner PARTY’s consent and without any compensation to the other joint owner PARTY, exercise and practice any rights thereunder by itself, and may grant a non-exclusive license thereunder to one or more third parties in any country of the world. License fees, royalties or other consideration obtained under such license grant, if any, shall vest in the PARTY who granted such license. Each joint owner PARTY shall have the right to make improvements based on such jointly owned patents and utility models including applications therefor as well as the INVENTION, and all rights and interests in and titles to such improvements shall be wholly and solely vested in such joint owner PARTY who made the improvements.

6.4

If ZYGO does not desire to file, prosecute, or maintain such application and patents and utility models set forth in Sections 6.2 and 6.3 above, then ZYGO shall, at no charge, convey, assign, transfer and deliver to CANON all of its rights, titles and interests in and to such patents and utility models, together with the right to further sell, convey, assign, transfer or license such patents and utility models, or any part thereof, to any entities in the world. CANON may file such application at its sole expense and in its own name as the sole owner, and ZYGO shall have no right whatsoever with respect to such application and patents and utility models. In any case, ZYGO shall reasonably cooperate in such filing at its own expense.

6.5

Notwithstanding anything herein contained to the contrary, if it is necessary to pay any compensation to any employee who makes an INVENTION, the PARTY who employs such employee shall be solely liable and responsible for such compensation.

6.6

(1) In the event CANON does not accept the DELIVERABLES under a certain PROJECT as the TARGET PRODUCT as set forth in Section 2.6 hereof, CANON shall have the right to develop, have developed, use, manufacture and have manufactured whole or portion of such TARGET PRODUCT and the DERIVATIVES with use of the RESULTS and under any and all applications for patents and utility models of ZYGO made pursuant to Section 6.2 above, any and all patents and utility models issued or registered from such applications, any and all ZYGO’s preexisting intellectual property rights applicable to the TARGET PRODUCT and the DERIVATIVES with use of the RESULTS, and/or Confidential Information (as defined in EXHIBIT C attached hereto) of ZYGO, without any payment to ZYGO; but in all cases, only to the extent any such DERIVATIVES are used solely for the same purpose and intended use as that of the TARGET PRODUCT. For the purpose of this AGREEMENT, the term “DERIVATIVES” shall mean any successor product of the TARGET PRODUCT.

(2) In such event, (i) CANON may disclose ZYGO’s Confidential Information through a confidentiality agreement to the extent it is necessary to manufacture the TARGET PRODUCT or the DERIVATIVES under the terms and conditions which are to be reasonably acceptable to ZYGO, provided that any confidentiality obligation and use restrictions under such agreement with respect to the Confidential Information of ZYGO shall be effective for five (5) years from the date of disclosure of such Confidential Information and; (ii) ZYGO shall grant to CANON a non-exclusive, royalty-free, payment-free license for CANON to exercise the right set forth in this Section 6.6; provided, however, that such license with respect to the patent rights issued on any applications which was filed by ZYGO before the EFFECTIVE DATE (“ZYGO PREEXISTING PATENTS”) shall be royalty-bearing and CANON agrees to pay reasonable royalty to ZYGO for such license under the ZYGO PREEXISTING PATENTS. Detailed conditions of such royalty-bearing license under ZYGO PREEXISTING PATENTS shall be discussed and agreed upon by ZYGO and CANON, including the amount of royalty, provided further that in no event such amount of the royalty shall exceed the reasonable cost of the royalty reflected on a net selling price of the TARGET PRODUCT or such product with use of the RESULTS as if ZYGO could steadily supply volume production quantities of the TARGET PRODUCT or such product with use of the RESULTS to CANON or DESIGNEES (as defined in Section 7.1 below) pursuant to Section 7.1 below.

(3) Notwithstanding the foregoing, in case the TARGET PRODUCT under a certain PROJECT is not a interferometer or figure measurement machine but the components, exclusively designed tools, or parts thereof that are TS lenses, N shear tool or Ocular lenses of a figure measurement machine, CANON shall have the right to develop, have developed, use, manufacture and have manufactured the components, tools and parts with use of the RESULTS and under any and all applications for patents and utility models of ZYGO made pursuant to Section 6.2 above and any and all patents and utility models issued or registered from such applications, and if any; any and all ZYGO’s preexisting intellectual property rights applicable thereto and Confidential Information (as defined in EXHIBIT C attached hereto) of ZYGO without payment to ZYGO. In such event, the proviso of subsection (2)(ii) hereof shall not apply hereto.

All ZYGO’s preexisting intellectual property rights (existing prior to the EFFECTIVE DATE hereof) applicable to the TARGET PRODUCT and the DERIVATIVES remain vested with and are the sole possession of ZYGO and shall be treated in accordance with paragraph 6.6 hereof.

In the event the PARTIES agree to develop as the TARGET PRODUCT under a certain PROJECT any components, exclusively deigned tools or parts of a figure measurement machine other than those specified in this subsection 6.6(3), the PARTIES will discuss and separately determine the conditions of the license for ZYGO’s preexisting intellectual property rights applicable thereto.

(4) Notwithstanding anything to the contrary contained in the AGREEMENT, none of the ZYGO PREEXISTING PATENTS may be used by CANON for any purpose other than for the development and the manufacture of the TARGET PRODUCT or the DERIVATIVES, nor may any of the RESULTS or INVENTIONS be used by any other party in the development or manufacture of any product (other than a product which is used solely by CANON for internal purposes) that directly or indirectly competes with ZYGO’s core business of metrology products, provided that the limitation under this Section 5.5 with respect to the Confidential Information of ZYGO shall be effective for five (5) years from the date of disclosure of the Confidential Information.

ARTICLE 7. MANUFACTURE AND SUPPLY OF THE TARGET PRODUCT

7.1

After completion of the respective PROJECT or adoption of the PREMATURE TARGET PRODUCT and upon CANON’s request, ZYGO shall manufacture and steadily supply to CANON and/or any other entities designated by CANON (“DESIGNEES”) volume production quantities of whole or portion of the TARGET PRODUCT or PREMATURE TARGET PRODUCT (hereinafter individually or collectively referred to as “TARGET PRODUCT” in Articles 7 and 8). Detailed conditions of such supply shall be determined in a separate purchase agreement for the TARGET PRODUCT between ZYGO and CANON or the DESIGNEES (“PURCHASE AGREEMENT”); provided that the provision of this Article 7 shall precede the PURCHASE AGREEMENT.

7.2

So long as CANON and/or DESIGNEES purchase whole or portion of TARGET PRODUCT from ZYGO or CANON manufactures or has manufactured the TARGET PRODUCT pursuant to Section 6.6 or 7.4 hereof, ZYGO hereby agrees not to assert or enforce against CANON, DESIGNEES, their subsidiaries or affiliates and their distributors, dealers, agents and customers any of the rights under its patents, patent applications, utility model and utility model applications and any intellectual property rights of ZYGO in any country of the world with respect to the import, use, sale, offer for sale and lease of CANON’s products using or containing such TARGET PRODUCT or the DERIVATIVES subject in all cases to the compliance with Section 6.6 above.

7.3

Notwithstanding anything contained herein to the contrary, ZYGO shall not sell, ship, supply or distribute to any third parties, or shall not grant to any third parties any license to sell, ship, supply or distribute (other than the DESIGNEE) the TARGET PRODUCT, any product, tools or system incorporating any portion of the TARGET PRODUCT, including those which can measure absolute calibration, which product, tools and system shall fall into the scope of the EXCLUSIVITY for CANON set forth in Section 1 of EXHIBIT B attached hereto, for a period of five (5) years after:

(i)	termination of the latest ongoing PROJECT by CANON’s non-acceptance of the DELIVERABLES as the TARGET PRODUCT of such PROJECT as set forth in Section 2.6 above; or
(ii)	successful completion of the latest ongoing PROJECT under Section 2.6 above.

For the purposes of this AGREEMENT, the PROJECT as used in this Section 7.3 shall include the work to be performed by ZYGO and/or CANON relating to the product or technology developed under this AGREEMENT and of which details are determined in a separate agreement between the PARTIES, including without limitation, the development work for the figure measurement machines identified “RTS#1” and “RTS#3”.

Such restriction shall not be applied to the product, tools and system which is inside the Scope of the NON-EXCLUSIVITY set forth in Section 2 of EXHIBIT B attached hereto. Consequently, either PARTY shall have the right, feely and independently of the PROJECT, to develop and manufacture by itself or jointly with others and acquire from any third party whose operations, characteristics, features or functions may be similar or identical to, or competitive with the TARGET PRODUCT subject to the terms of this AGREEMENT, including this Section 7.3.

7.4

In the event ZYGO cannot manufacture and steadily supply to CANON and/or DESIGNEE volume production quantities of the TARGET PRODUCT pursuant to Section 7.1 above, CANON shall have the right to manufacture the TARGET PRODUCT by itself or to have the TARGET PRODUCT manufactured and supplied by any third party (“THIRD PARTY MANUFACTURER”) to CANON and/or DESIGNEES.

In either case, ZYGO shall grant to CANON a non-exclusive, royalty-free, payment-free license to manufacture, have manufactured the TARGET PRODUCT and supply and have supplied the same by the THIRD PARTY MANUFACTURER to CANON and/or DESIGNEES, including without limitation, licenses under any and all applications for patents and utility models of ZYGO made solely by ZYGO pursuant to Section 6.2 above, and any and all patents and utility models issued on or registered from applications for such INVENTION, and any and all ZYGO’s preexisting intellectual property rights applicable to the TARGET PRODUCT, and ZYGO also shall provide all necessary assistance which enables CANON to enforce its rights aforementioned.

Notwithstanding the foregoing, such license with respect to the ZYGO PREEXISTING PATENTS shall be royalty-bearing and CANON agrees to pay reasonable royalty to ZYGO for the license under the ZYGO PREEXISTING PATENTS. Detailed conditions of such royalty-bearing license under ZYGO PREEXISTING PATENTS shall be discussed and agreed upon by ZYGO and CANON, including the amount of royalty; provided, however, that in no event such amount of the royalty shall exceed the reasonable cost of the royalty reflected on a net selling price of the TARGET PRODUCT as if ZYGO could steadily supply volume production quantities of the TARGET PRODUCT to CANON or DESIGNEES pursuant to Section 7.1 above.

7.5

In the event CANON determines to enforce its rights to have the TARGET PRODUCT manufactured and supplied by the THIRD PARTY MANUFACTURER to CANON and/or DESIGNEE pursuant to Section 7.4 above, CANON may disclose Confidential Information of ZYGO through a confidentiality agreement to the extent it is necessary to manufacture the TARGET PRODUCT or the DERIVATIVES under the terms and conditions which should be reasonably acceptable to ZYGO, provided that such limitation with respect to the Confidential Information of ZYGO shall be effective for five (5) years from the date of disclosure of such Confidential Information.

ARTICLE 8. INTELLECTUAL PROPERTY INDEMNITY

8.1

ZYGO hereby represents and warrants, to its knowledge, that the RESULTS and the TARGET PRODUCT and the use thereof, in whole or in part, does not constitute infringement or misappropriation of any patent, copyright, trade secret or other intellectual property of any third party. This representation by ZYGO does not extend to the use or incorporation solely of any Confidential Information of CANON or a portion of RESULTS provided by CANON.

Notwithstanding the foregoing, ZYGO’s representation will be limited to the case where such infringement or misappropriation is judicially determined, if both PARTIES cannot agree, to relate solely and directly to the use and application of the intellectual property developed by ZYGO specifically in connection with and for use in the PROJECT. This representation shall not extend to modifications, additions or alterations to the TARGET PRODUCT made by CANON or other third parties.

8.2

In the event that any claim, action, suit or proceeding is brought by any third party in any country of the world against CANON, any of its subsidiaries or affiliates, or against any distributor, dealer, agent or customer of any of them, DESIGNEES, or THIRD PARTY MANUFACTURER (each referred to as an “INDEMNIFIED PARTY”), alleging that the RESULTS, TARGET PRODUCT or any derivative product manufactured with use of the RESULTS, or the use thereof, in whole or in part, constitute at least a part of infringement or misappropriation of any patent, copyright, trade secret or other intellectual property of such party, ZYGO shall hold the INDEMNIFIED PARTY harmless and shall, at its own expense, defend or settle such claim, action, suit or proceeding. ZYGO shall pay for all losses, damages and all reasonable expenses and costs, including attorney fees and royalties, incurred by the INDEMNIFIED PARTY relating to such claim, action, suit or proceeding, provided that CANON:

(a)	notifies ZYGO in writing of any such claim, action, suit or proceeding after CANON itself received written notice of it;
(b)	reasonably cooperates in the defense thereof at ZYGO’s expense; and
(c)

authorizes ZYGO to defend against or settle such claim, action, suit or proceeding on behalf of CANON or on behalf of INDEMNIFIED PARTY to the extent that CANON has the right to grant such authorization.

Notwithstanding the foregoing, ZYGO’s indemnification will be limited to the case where such infringement or misappropriation is judicially determined, if both PARTIES cannot agree, to relate solely and directly to the use and application of the intellectual property developed by ZYGO specifically in connection with and for use in the PROJECT. This liability shall not extend to modifications, additions or alterations to TARGET PRODUCT made by CANON or other third parties.

8.3

Notwithstanding the foregoing, in the event CANON desires, CANON may defend and settle the claim, action, suit or proceeding as set forth in Section 8.2 above, receiving full authority therefor from ZYGO, or may participate in the defense and/or settlement thereof to whatever extent CANON desires, including controlling said defense and/or settlement. In any case, all expenses for such defense and/or settlement shall be borne by ZYGO; provided, however, that CANON agrees to discuss with ZYGO and obtain ZYGO’s consent, before taking any decisive action on material issues of the defense and/or settlement. If said defense and/or settlement is conducted by CANON, ZYGO shall assist CANON at ZYGO’s expense upon CANON’s request.

8.4

If any of the RESULTS, TARGET PRODUCT or any product manufactured with use of the RESULTS, in whole or in part, are or, in the opinion of ZYGO or CANON, may become the subject of any claim, action, suit or proceeding for constituting at least a part of infringement or misappropriation of, or if it is judicially determined that the RESULTS, TARGET PRODUCT or any product manufactured with use of the RESULTS, in whole or in part, constitute at least a part of infringement or misappropriation of, any patent, copyright, trade secret or other intellectual property of a third party, or if the use of the RESULTS, TARGET PRODUCT or any product manufactured with use of the RESULTS, in whole or in part, is as a result enjoined, then, ZYGO shall perform either of the following:

(a)

procure for INDEMNIFIED PARTY the right under such patent, copyright, trade secret or other intellectual property right to continue to use or sell or otherwise dispose of the RESULTS, TARGET PRODUCT or such product manufactured with use of the RESULTS; or

(b)

alter, change or modify the RESULTS, TARGET PRODUCT or such product manufactured with use of the RESULTS so as not to infringe such third party’s intellectual property, or replace the RESULTS, TARGET PRODUCT or such product manufactured with use of the RESULTS with non-infringing alternatives, while conforming, as closely as possible, to the FINAL SPECIFICATIONS.

The foregoing remedial actions shall not relieve ZYGO from its obligations under Section 8.2 hereof.
8.5	The provisions of this Article 8 shall supersede any contradicting provisions provided in the PURCHASE AGREEMENT.

ARTICLE 9. NO LICENSE AND RIGHTS

Except as expressly provided herein, no license or right, express or implied, is hereby conveyed or granted by either PARTY to the other PARTY under any patents, utility models, design patents, design registrations, copyrights, mask works and trademarks.

ARTICLE 10. TERM AND TERMINATION

10.1	This AGREEMENT shall become effective on the EFFECTIVE DATE and continue to be effective until terminated by the PARTIES’ agreement unless earlier terminated pursuant to Section 10.2 or 10.3 below.
10.2

In the event that either PARTY materially breaches any of its obligations hereunder, the other PARTY shall have the right to terminate this AGREEMENT by giving a written notice thereof to be effective thirty (30) days after the receipt of such notice, unless such breaching PARTY cures such breach within thirty (30) days of the receipt of such notice. In the event that such breaching PARTY cures such breach within such thirty (30) day period, there shall be no termination.

10.3

In the event either PARTY becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of such PARTY’s assets, the other PARTY may terminate this AGREEMENT immediately by giving written notice thereof to such PARTY.

10.4	Notwithstanding anything contained herein to the contrary, Sections 4.3 and Articles 5 through 8 shall survive any termination or expiration of this AGREEMENT.

ARTICLE 11. MISCELLANEOUS

11.0

(1)  All contract relevant press releases and Form 8-Ks, 10-Qs and 10-Ks, and any other required filing to the Securities and Exchange Commission of the USA in relation to this AGREEMENT or any PROJECT shall be delivered to CANON for review by CANON ten (10) days prior to the required date of issuance or filing by ZYGO under applicable laws and regulations. ZYGO shall make every effort to provide CANON with details of such potential release or filing in order for CANON to review the necessity and contents thereof. In the event CANON does not respond with comments within such ten (10) day period, ZYGO may submit all necessary documentation without the benefit of CANON’s response. In all instances, ZYGO will have the final determination of the form and content of any press release (unless it is a joint filing) or SEC filing.

(2) Subject to the above, ZYGO agrees not to disclose, disseminate and publicize any RESULTS during the term of this AGREEMENT and the five (5) year period set forth in Section 7.3 above.
11.1

Each PARTY shall comply with all applicable export control laws and regulations. In the event that the export of any commodity, software, technical data or information by ZYGO to CANON hereunder requires a license set forth in the US Export Administration Regulations, as amended (“EAR”), ZYGO shall take all necessary steps to obtain such a license and shall promptly notify CANON thereof. In the event that the export of any commodity, software, technical data or information by ZYGO to CANON hereunder requires a written assurance set forth in the EAR, ZYGO shall request CANON to issue such written assurance, providing CANON with sufficient information therefor. Upon CANON’s request, ZYGO shall furnish CANON with all necessary assistance, information and documentation, including without limitation ECCN (Export Control Classification Number) on the Commerce Control List.

11.2	No amendment or change hereof or addition hereto shall be effective or binding on the PARTIES unless set forth in writing and executed by a duly authorized representative of each of the PARTIES.
11.3

Neither PARTY may assign this AGREEMENT and any of its rights or under this AGREEMENT without the prior written consent of the other PARTY, and purported assignment without such consent shall have no force or effect. Subject to the foregoing, this AGREEMENT shall bind and inure to the benefit of the respective PARTIES and their successors and assigns.

11.4

In the event that any of the provision of this AGREEMENT shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions of this AGREEMENT shall remain in full force and effect. The PARTIES shall then endeavor to replace such invalid or unenforceable provision with a clause which is the closest to the contents of such invalid or unenforceable provision.
11.5

No delay or omission in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

11.6

Neither PARTY shall be liable to the other PARTY for any failure or delay in the performance of any of its obligations under this AGREEMENT for the period and to the extent such failure or delay is caused by riots, civil commotion, wars, hostilities, actions of any government, Act of God, earthquakes, floods, storms, fires, accidents, explosions, epidemics, acts of public enemy, invasion, strikes, labor disputes, lockouts or other similar or different contingencies beyond the reasonable control of the respective PARTY. The PARTY affected shall notify the other PARTY in writing of the circumstances of force majeure as soon as possible.

11.7	Headings to Articles hereof are to facilitate reference only, do not form a part thereof, and shall not in any way affect the interpretation or construction hereof.
11.8

Neither PARTY shall be deemed to be an agent of the other PARTY as a result of or in any transaction under or relating to this AGREEMENT, and neither PARTY shall in any way pledge the other PARTY’s credit or incur any obligation in or on behalf of such PARTY.

11.9

Any notice which either PARTY desires or is obligated to give to the other PARTY hereunder shall be in writing and sent by registered air mail or courier, postage prepaid and addressed to the last known address of such PARTY which the notice is intended. As of the date hereof, any notice to be given to ZYGO shall be addressed to:

Zygo Corporation: 21 Laurel Brook Road Middlefield, Connecticut 06455-0448, U.S.A Attention: Bruce Robinson
President and CEO Facsimile Number: +1-860-347-8372

As of the date hereof, any notice to be given to CANON shall be addressed to:

Canon Inc. 30-2, Shimomaruko 3-chome Ohta-ku, Tokyo 146-8501, Japan Attention: For any provision of this AGREEMENT:
Senior General Manager Contracts and Licensing Center Corporate Intellectual Property and Legal Headquarters Facsimile Number: +81-3-3758-8163
For all other matters:
Senior General Manager High-Precision Optics Engineering Center Optical Products Operations Facsimile Number: +81-28-667-9325

Except as otherwise expressly provided herein, notice shall be deemed to have been received on the date when actually received by the receiving PARTY. Notice hereunder may be given via facsimile; provided, however, that such notice shall be promptly confirmed in writing and sent to the receiving PARTY in accordance with procedures set forth above in this Section 11.9.

11.10

This AGREEMENT constitutes the entire agreement and understanding between the PARTIES on the subject matter hereof, and supersedes and replaces all prior written or oral discussions and negotiations between the

PARTIES regarding such subject matter, including NON-DISCLOSURE AGREEMENT as of June 6, 2001 between the PARTIES. Neither PARTY shall be bound by any conditions, definitions, warranties and representations, other than as expressly provided in this AGREEMENT.

11.11

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN THE EVENT OF TERMINATION, BREACH, REPUDIATION OR OTHER EVENT, UNDER ANY THEORY OF LIABILITY, WHETHER BASED ON TORT, CONTRACT OR OTHER CAUSE OF ACTION, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXHIBIT A-1

PROJECT 1. (originally called “PHASE 1 of the PROJECT”)
- Proof of Principle (“POP”) and Development of the TARGET PRODUCT

1. TARGET PRODUCT

A figure measurement machine identified by the PARTIES as “Machine 1” as of the execution date of the Development Agreement for [*****]

2. Scope of the PROJECT

Step 1 - design proof on paper (“Step 1”)

Step 2 - development of the TARGET PRODUCT (“Step 2”)

*	Development of [*****] & [*****] technology
*	Development of measurement algorithms
*	Development of calibration techniques and algorithms
*	Design and development of the TARGET PRODUCT (“development” includes manufacturing one (1) unit of the TARGET PRODUCT as result thereof)
*	Installing such one (1) unit of the TARGET PRODUCT in CANON’s premise

3. Scope of the Step 1: Model Concept and proof of principle

Design proof on paper

-Simulation of principle [*****]

-Simulation of principle [*****]

(Works to be performed by CANON)

Delivery of the DRAFT SPECIFICATIONS

(Works to be performed by ZYGO)

Proof of principle of measurement technologies to be implemented in the TARGET PRODUCT

4. Step 1 DELIVERABLES

(From CANON to ZYGO)

(1)	DRAFT SPECIFICATIONS (subject to change from time to time)

(From ZYGO to CANON)

(1)	Documentation describing the new technology for POP in the fast track schedule
(2)	Documentation for estimation of uncertainty of the TARGET PRODUCT in the fast track schedule
(3)	Development plan of the TARGET PRODUCT (schedule, etc.)
(4)	Specifications of [*****] to be incorporated in the TARGET PRODUCT

5. Scope of the Step 2: Development of the TARGET PRODUCT

Design, development (“development” includes manufacturing one (1) unit of the TARGET PRODUCT that materialize the result thereof) of the TARGET PRODUCT and installment of such one (1) unit of the TARGET PRODUCT in CANON’s premise

(Works to be performed by CANON)

(1)	Delivery of the DRAFT SPECIFICATIONS to be determined by CANON based on the examination of result of Step 1 of the PROJECT
(2)	Creation and delivery of [*****]
(3)	Evaluation of TARGET PRODUCT as installed at CANON’s facility

(Works to be performed by ZYGO)

(1)	Creation and delivery of the proposed FINAL SPECIFICATIONS and environmental specifications of the TARGET PRODUCT
(2)	Design, development, evaluation and delivery to CANON of TARGET PRODUCT

Details of Step 2 of the PROJECT other than those specified herein shall be determined by the PARTIES’ discussion

6. Fundamental specifications (Section 1.1) and requirement of the TARGET PRODUCT

1.          Function

The TARGET PRODUCT will have all the following functions for each measuring product:

(1)	for proof of principle
*	Demonstrate uncertainty (target=[*****]) for specific [*****] sample (by 2 step method)
*	Demonstrate uncertainty (target=[*****]) for specific sample (by 2 or 4 step method)
(2)	As a machine for measuring [*****] products

Measurable part size: [*****]

(3)	As a machine for measuring [*****] products

Measurable part size [*****]

2.	Operation

The TARGET PRODUCT shall be installed in Japan.

ZYGO by itself (not subcontractor) shall be responsible for the maintenance of the TARGET PRODUCT and CANON will cooperate such maintenance by ZYGO. CANON and ZYGO will discuss with and determine detailed conditions of such maintenance, including compensation therefor.

7. Step 2 DELIVERABLES

(From CANON to ZYGO)

(1)	DRAFT SPECIFICATIONS
(2)	Various samples of [*****] to be used for the TARGET PRODUCT
(3)	[*****]

(From ZYGO to CANON)

(1)	Proposed FINAL SPECIFICATIONS
(2)	One (1) unit of the TARGET PRODUCT (If accepted by CANON, it will be deemed to be the TARGET PRODUCT pursuant to Section 2.6 above)
(3)	Report and data which proves the uncertainty of the TARGET PRODUCT
(4)	Report on conditions at ZYGO in which TARGET PRODUCT was tested on the uncertainty reported under above (3) was achieved (e.g., temperature, floor/acoustic vibration, air flow, etc.)
(5)	Report describing details of how to design, assemble and adjust the part of [*****] which ZYGO has developed

Details of the Step 2 DELIVERABLES other than those specified herein shall be determined by the PARTIES’ discussion.

8. Development Schedule

Step 1- Model Concept (Design Proof on paper):

From 2001/4Q

Step 2- Development of the TARGET PRODUCT:

To 2003/4Q

9. Development Fee

<For Step 1>

(1)

In full and complete consideration for Step 1 of the PROJECT performed by ZYGO hereunder, including without limitation, the costs of the Step 1 DELIVERABLES of ZYGO, CANON agrees to pay to ZYGO Eight Million One Hundred Five Thousand Two Hundred and Seventy-Five US Dollars (US$8,105,275); provided, however, that CANON shall not be required to pay to ZYGO the amount of Six Hundred Ninety-Nine Thousand Four Hundred Fifty-Eight US Dollars (US$699,458) which has already been paid as part of such amount by CANON to ZYGO as of the execution date hereof under Letter of Intent dated June 7, 2002 between the PARTIES. Therefore, after the execution date hereof, CANON shall pay the balance of such amount, Seven Million Four Hundred Five Thousand Eight Hundred and Seventeen US Dollars (US$7,405,817) for the Step 1 of the PROJECT in accordance with the following payment schedule subject to ZYGO’s issuance of the invoice prior to each payment due date:

(i)	Three Million Eight Hundred Thousand Five Hundred and Forty-Two US Dollars (US$3,800,542) within thirty (30) days of CANON’s receipt of a fully executed original copy of the ORIGINAL AGREEMENT;
(ii)	One Million and Five Hundred Thousand US Dollars (US$1,500,000) by October 30, 2002; and
(iii)

Two Million One Hundred Five Thousand Two Hundred and Seventy-Five US Dollars (US$2,105,275) within thirty (30) days of shipment to CANON by ZYGO of all the DELIVERABLES which have been tested by ZYGO and fully meets the FINAL SPECIFICATIONS as the TARGET PRODUCT at ZYGO’s premise.

<For Step 2>

(Before amended by AMENDMENT NO. 3 effective as of July 28, 2004)

(2)

In full and complete consideration of Step 2 of the PROJECT performed by ZYGO hereunder, including without limitation, the costs of the Step 2 DELIVERABLES of ZYGO, CANON agrees to pay ZYGO on a monthly basis the development cost incurred by ZYGO solely from its performance of Step 2 of the PROJECT after August 1, 2002 subject to the following subsections (1) through (3) hereof. The material cost includes the fees paid by ZYGO to subcontractors and consultants and shall include an overhead rate of 10%. The general and administrative rate will be 16.3% applied to all cost incurred by ZYGO under the contract. ZYGO shall use its best effort to break down the development cost to the following items: labor cost (including those of the subcontractors) with work hours and overhead thereof; cost of materials and overhead thereof; and general and administrative expense solely allocated to the Step 2 of the PROJECT. In principle, the labor cost shall be calculated by the following formula.

The hourly rate including overhead for each engineer who performs the Step 2 of the PROJECT (the “ENGINEER”)

×

Hours of performance of the Step 2 of the PROJECT (expressly excluding the hours of the work other than Step 2 of the PROJECT) in a month

(a)

Within five (5) days of the end of each month until the completion of the Step 2 of the PROJECT, ZYGO shall submit an invoice, which includes the breakdown identifying the costs of the materials of the TARGET PRODUCT. The Invoice shall be made and submitted by ZYGO in accordance with the forms attached hereto as the EXHIBIT E. CANON pays for each invoice within thirty (30) days of the receipt thereof; provided, however, that CANON may suspend the payment if CANON has reasonable doubt in the correctness of the development cost and in such event ZYGO shall provide CANON with documentation which sufficiently proves the correctness thereof.

(b)	In no event aggregated amount of the development cost paid by CANON to ZYGO for the Step 2 of the PROJECT hereunder shall exceed Twenty One Million Eight Hundred Thousand US Dollars (US$21,800,000).
(c)

If ZYGO believes the estimated total cost of the Step 2 of the PROJECT will exceed the amount set forth in subsection (2) or If ZYGO believes the actual cost for Step 1 of the PROJECT will exceed the total amount set forth in subsection (1) above, ZYGO shall promptly notify CANON, and ZYGO and CANON will enter into a good faith discussion. If CANON and ZYGO are unable to agree on a contract price adjustment, this AGREEMENT can be terminated by either PARTY without liability to either PARTY except for the remedies under Sections 2.7 and 6.6 which will take effect.

(On and after amended by AMENDMENT NO. 3 effective as of July 28, 2004)

(3)

Notwithstanding anything contained in subsection (2) to the contrary, in full and complete consideration for Step 2 of the PROJECT performed by ZYGO hereunder, including without limitation, the costs of the Step 2 DELIVERABLES of ZYGO, CANON agrees to pay to ZYGO the total Twenty-Seven Million Three Hundred Seventy-One Thousand and Seventy-Eight US Dollars (US$27,371,078).

(4)

The PARTIES acknowledge and agree that CANON has already paid ZYGO Twenty-Five Million Four Hundred Thirty-Eight Thousand Seven Hundred and Twenty-Five US Dollars (US$25,438,725) for Step 2 of the PROJECT by the end of June 2004, and accordingly, the PARTIES hereby agree that CANON pays ZYGO under this AMENDMENT One Million Nine Hundred Thirty-Two Thousand Three Hundred and Fifty-Three US Dollars (US$1,932,353), the balance of the fee specified in subsection (3) above.

(5)

The fee of One Million Nine Hundred Thirty-Two Thousand Three Hundred and Fifty-Three US Dollars (US$1,932,353) set forth in subsection (3) above will be paid in accordance with the following schedule subject to ZYGO’s issuance of the invoice prior to each payment due date:

(a)	Six Hundred Seventy-Five Thousand US Dollars (US$675,000) within thirty (30) days of CANON’s receipt of a fully executed original copy of this AMENDMENT;
(b)	Five Hundred Ninety-Eight Thousand US Dollars (US$598,000) by September 1, 2004;
(c)	Three Hundred Forty-Five Thousand US Dollars (US$345,000) by November 1, 2004; and
(d)

Three Hundred Fourteen Thousand Three Hundred and Fifty-Three US Dollars (US$314,353) (i) within thirty (30) days of Canon’s acceptance of all the DELIVERABLES pursuant to Section 2.6 hereof or CANON’s final decision to terminate the PROJECT and enforce its rights under Section 6.6 of the ORIGINAL AGREEMENT with respect to the PROJECT pursuant to Section 2.6 thereof, or (ii) within thirty (30) days of March 1, 2005, whichever occurs earlier.

The total amount of the fee to be paid to ZYGO for each Step 1 and Step 2 of the PROJECT pursuant to this AGREEMENT shall not exceed Eight Million One Hundred Five Thousand Two Hundred and Seventy-Five US Dollars (US$8,105,275) for Step 1 of the PROJECT and Twenty-Seven Million Three Hundred Seventy-One Thousand and Seventy-Eight US Dollars (US$27,371,078) for Step 2 of the PROJECT except as contemplated by subsection (2)(c).

EXHIBIT A-2

PROJECT 2. (originally called “PHASE 2 of the PROJECT”)

1. TARGET PRODUCT

a figure measurement machine identified by the PARTIES as “Machine 2” or “M#2” and of which fundamental specifications and requirement are separately agreed upon by the PARTIES; and which fully meets the FINAL SPECIFICATIONS

2. General Scope of the PROJECT

Design, development (“development” includes manufacturing one (1) unit of the TARGET PRODUCT that materialize the result thereof) of the TARGET PRODUCT, including associated tools and accessories (such as software, tools, and electronics) and installment of such one (1) unit of the TARGET PRODUCT (including associated tools and accessories) in CANON’s premise.

(Works to be performed by CANON)

(1)	Delivery of the DRAFT SPECIFICATIONS to be determined by CANON
(2)	Creation and delivery of [*****] and other parts separately agreed upon by the PARTIES based on the drawings designed by ZYGO
(3)	Acceptance test of TARGET PRODUCT as installed at CANON’s facility

(Works to be performed by ZYGO)

(1)	Creation and delivery of the proposed FINAL SPECIFICATIONS and the environmental specifications of the TARGET PRODUCT
(2)	Design, development, evaluation and delivery to CANON of the TARGET PRODUCT and installation and adjustment of the TARGET PRODUCT at CANON’s premise
(3)	Creation of documentation for testing, use and maintenance of the TARGET PRODUCT

Details of the PROJECT other than those specified herein shall be determined by the PARTIES’ discussion.

3. DELIVERABLES

(From CANON to ZYGO)

DRAFT SPECIFICATIONS

(From ZYGO to CANON)

(1)        Proposed FINAL SPECIFICATIONS

(2)        One (1) unit of the TARGET PRODUCT

(3)        Reports of evaluation by ZYGO of TARGET PRODUCT

(4)        Documentation for testing, use and maintenance

Details of the DELIVERABLES other than those specified herein shall be determined by the PARTIES’ discussion.

4. Development Schedule:

Completion of the PROJECT (Target Date)    [*****]

Detailed schedule will be separately attached hereto.

5. Development Fee

In full and complete consideration for this PROJECT performed by ZYGO hereunder, including without limitation, the costs of the DELIVERABLES of ZYGO, CANON agrees to pay to ZYGO Twenty-Four Million Eight Hundred Thousand US Dollars (US$24,800,000); provided, however, that CANON shall not be required to pay to ZYGO under this AGREEMENT and EXHIBIT A-2 the amount of Four Million Three Hundred Fifty

Thousand Seven Hundred Forty Two US Dollars (US$4,350,742), which payment is covered under “Letter Agreement regarding the M#2 Project and RTS#1 Project” dated March 26, 2004 between the PARTIES (the “Letter Agreement”). CANON and ZYGO hereby expressly confirm that CANON has already paid under the Letter Agreement Three Million Eight Hundred Three Thousand Five Hundred Forty Seven US Dollars (US$3,803,547) of the above amount on and before September 30, 2004, leaving an outstanding balance of Five Hundred Forty Seven Thousand One Hundred Ninety Five US Dollars (US$547,195) to be paid under the Letter Agreement for this PROJECT.

Therefore, after the execution date hereof, CANON shall pay the amount of Twenty Million Four Hundred Forty Nine Thousand Two Hundred Fifty Eight US Dollars (US$20,449,258) for this PROJECT under this AGREEMENT and EXHIBIT A-2 in accordance with the following payment schedule subject to ZYGO’s issuance of the invoice prior to each payment due date:

(i)	One Million Nine Hundred Forty Two Thousand Eight Hundred Five US Dollars (US$1,942,805) within thirty (30) days of CANON’s receipt of a fully executed original copy of the Amendment;
(ii)	Five Million Seventy Six Thousand US Dollars (US$5,076,000) by January 31, 2005;
(iii)	Four Million Two Hundred One Thousand US Dollars (US$4,201,000) by March 1, 2005;
(iv)	Two Million Nine Hundred Two Thousand US Dollars (US$2,902,000) by June 1, 2005;
(v)	Two Million Eight Hundred Ninety Nine Thousand US Dollars (US$2,899,000) by September 1, 2005;
(vi)	Two Million Three Hundred Seventy Five Thousand US Dollars (US$2,375,000) by December 1, 2005; and
(vii)

One Million Fifty Three Thousand Four Hundred Fifty Three US Dollars (US$1,053,453) within thirty (30) days of CANON’s final decision (acceptance or non-acceptance) with respect to the PROJECT pursuant to Section 2.6, or within thirty (30) days of [*****], whichever occurs earlier.

EXHIBIT B

Scope of the EXCLUSIVITY

1            Scope of EXCLUSIVITY for CANON

Scope of Exclusivity shall mean any product, tools, systems and any parts therefor which fall in the following definition of paragraph 1.1.1 below:

1.1.1   Optical interferometer tools and systems for the measurement of [*****] surfaces and wavefronts and which meets the following requirements simultaneously

*Optical interferometer systems that measure [*****] surfaces and wavefronts with departures greater than [*****], AND

*Optical interferometer systems that measure [*****] surfaces and wavefronts to an uncertainty less than or equal to [*****]., AND

*Optical interferometer systems that measure [*****]

These systems potentially include a series of tools and measurement procedures which when combine adequately measure [*****] for lithography lens systems. For example, the Enabler and Production Tools.

2. Scope of the NON-EXCLUSIVITY

“Non-Exclusive” means the following technology and metrology systems that ZYGO can sell on the open market or utilize to support ZYGO manufacturing.

2.1       Non-Exclusive [*****] surface and wavefront measurement systems

2.1.1    The measurement of [*****]:

 *Definition: [*****]

2.1.2     The measurement of [*****] with higher measurement uncertainty:

  *[*****]

2.1.3     The measurement of other [*****]

  *The measurement of [*****] surfaces that fall outside the definition in 1.1.1 above

2.2        ZYGO Manufacturing

 *ZYGO has the right to use this technology to support manufacturing within ZYGO and its wholly owned subsidiaries.

2.3       Any and all sub-systems and supporting technology

2.3.1   Examples, but not limited to those noted.

    *Lower coherence illumination technologies, such as the Ring of Fire

    *PSI technology utilizing the Ring of Fire

    *General data acquisition technologies, such as the FTPSI technology

    *Technologies for measuring homogeneity

    *Technologies to measure radius of curvature of polished surfaces

    *Imaging technologies, such as camera designs

    *Interferometer configuration technologies, such as [*****]

    *Technologies for measuring optical lens center thickness

EXHIBIT C

Confidentiality

1. General Terms

1-1

The term “Confidential Information” shall mean any and all information disclosed by either PARTY to the other PARTY during the term of this AGREEMENT in relation to the PROJECT and which is (i) in writing or in other tangible form (including facsimile transmission and electronic form) and designated with the legend “CONFIDENTIAL” (or comparable legend), or if it is not practicable, accompanied by a cover letter identifying the information to be treated as Confidential Information hereunder; or (ii) disclosed orally or visually, designated confidential at the first time of each oral or visual disclosure and followed by a letter designated with the legend “CONFIDENTIAL” (or comparable legend) sent to the other PARTY within sixty (60) days of such disclosure and setting forth such oral or visual information to be treated as Confidential Information hereunder; or (iii) contained in materials, hardware and/or software furnished hereunder and accompanied with a cover letter identifying the information to be treated as Confidential Information hereunder. For purposes of this AGREEMENT, either PARTY who discloses its Confidential Information shall be referred to as the “Disclosing Party” and the other PARTY who receives such Confidential Information from Disclosing Party shall be referred to as the “Receiving Party”. The scope of any disclosure of Confidential Information hereunder shall be determined by Disclosing Party at its sole discretion.

1-2

For a period of five (5) years from the date of disclosure of each Confidential Information of Disclosing Party, Receiving Party agrees not to disclose such Confidential Information to any person, firm, corporation other than Receiving Party’s officers and employees; provided, however, that Receiving Party may disclose any Confidential Information of Disclosing Party to its subsidiaries who agree to be bound by the obligations provided herein.

1-3	Notwithstanding Section 1-2 above, Receiving Party shall be free from any confidentiality obligation, use restriction and other restrictions hereunder regarding any information which:
(a)	is in the possession of or known to Receiving Party at the time of disclosure where the information is not subject to any obligations of confidentiality owed to a third party;
(b)	is or becomes publicly known or publicly available without breach of this AGREEMENT by Receiving Party;
(c)	is approved for release or disclosure to any third party without restriction by the prior written authorization of Disclosing Party;
(d)	is independently developed by Receiving Party;
(e)	is lawfully obtained from a third party;
(f)	is furnished to a third party by Disclosing Party without imposing a similar restriction on such third party;
(g)	is disclosed pursuant to the requirement of a governmental agency or disclosure is required by operation of law; or
(h)	is disclosed through the supply or sale of products.
1-4

Notwithstanding anything contained herein to the contrary, Receiving Party shall have the right to file applications for intellectual property rights for its own inventions and creations, and it shall not be considered a breach of this AGREEMENT for Receiving Party to set forth in those applications Confidential Information of Disclosing Party, as may be necessary to describe completely Receiving Party’s invention or creation in accordance with the requirements of the applicable intellectual property right law of the country involved.

1-5

Subject to Section 1-2 above, it is understood that during the term of this AGREEMENT and thereafter Receiving Party is free to internally use Confidential Information of Disclosing Party for any purpose, including without limitation for development of any products, and such products shall be free to be manufactured, used, sold or otherwise distributed to others without restriction; provided that such permission to use the Confidential Information shall not be construed as a license grant under any of Disclosing Party’s valid patents, utility models, design patents, design registrations, copyrights, mask works and trademarks.

2. Confidentiality in relation to the subcontract

2-1

Notwithstanding Section 1-2 above, in the event ZYGO assigns any of its task under the PROJECT to its subcontractor pursuant to Section 3.1 of this AGREEMENT, ZYGO may disclose Confidential Information of CANON to such subcontractor under the following conditions subject to CANON’s prior written consent:

(i)	CANON will designate such Confidential Information of CANON which can be disclosed from ZYGO to subcontractor on an item-by-item basis;
(ii)

ZYGO shall execute a written agreement with such subcontractor that imposes on the subcontractor to keep such Confidential Information in strict confidence, and not to disclose it to any person, firm, corporation or entity nor to use the same for any purpose other than carrying out the task which such subcontractor is assigned by ZYGO hereunder until it becomes publicly known or publicly available without breach of such subcontractors obligations; and

(iii)	ZYGO shall bear all responsibility and liability to have such subcontractor comply with such conditions.

Conditions set forth herein shall supersede Section 3.2(b) of this AGREEMENT solely with respect to the treatment of the Confidential Information. It is also expressly agreed and acknowledged by the PARTIES that in no event the subcontractor shall be deemed to be Receiving Party under this EXHIBIT C.

2-2

As of the execution date of this AGREEMENT, CANON and ZYGO had agreed that ZYGO may assign its task under the PROJECT 1 of the development of the MECHANICS UNIT of the TARGET PRODUCT thereunder to [*****] having its principle place of business at [*****].

EXHIBIT D

Subcontract to [*****]

(1)

As of the execution date of the Development Agreement, CANON and ZYGO had agreed that ZYGO may assign its task under the PHASE 1 of the PROJECT of the development of the MECHANICS UNIT of the PHASE 1 TARGET PRODUCT to [*****] having its principle place of business at [*****] (“SUBCONTRACT”).

(2)	As to the SUBCONTRACT to [*****], notwithstanding Section 3 of the Development Agreement, following terms and conditions shall apply.

(i) [*****] shall provide the Contract Services to Zygo, and subject to all fees having been paid by ZYGO hereunder, ZYGO shall be granted by [*****] a non-exclusive, non-transferable, irrevocable, world-wide license under all Contract IPRs to make, have made by a mutually agreed upon third party according to ZYGO’s design, use and/or sell or otherwise dispose of the metrology system in the optical measurement devices specified by Zygo which incorporates any results of the Contract Services (the “Zygo Product(s)”). Provided however, that in the event that ZYGO ceases to exist, or becomes, in [*****] reasonable opinion substantially or irreparably unable to utilize said license for the specific purposes envisioned in this Agreement, then, at the written request of Zygo, [*****] agrees that it will negotiate in good faith an Agreement with a “Replacement for Zygo” (which shall replace Zygo, but shall be, in [*****] reasonable opinion, substantially similar to Zygo), which is mutually agreeable to Zygo’s customer(s) and to [*****], whereby [*****] will provide the same [*****] Contract Services to the Replacement for Zygo as are being supplied hereunder, under terms and conditions as substantially similar to those provided in this Agreement and the License granted hereunder, as the then-existing circumstances shall reasonably permit. Any license shall be for the life of the Contract IPRs concerned and exclude any and all background IPRs.

[*****] and Zygo shall confer and agree in good faith, in writing, as to precisely what (if any) [*****] information revealed to Zygo in connection with the Contract Services must, of necessity, be supplied to any of Zygo’s customer(s) in order to enable said customer(s) to:

(a)	to conduct standard and necessary acceptance testing of the final Zygo product(s); or
(b)	to make reasonable use of the Zygo product(s) for the ordinary purpose for which Zygo designed them.

Both PARTIES agreed that Section 8.1 and Section 8.2 of the AGREEMENT shall not apply to the subcontract with [*****] set forth in this EXHIBIT D.

EXHIBIT E

The Form of Invoice and Payment Breakdown

1. Total Costs billed under this invoice       $__________________

2. Payment Breakdown

Material	$

Consulting	$

Subcontractor	$

Subtotal	$

Material Overhead ([*****])	$

Total Material	$

RD & Engineering Labor	$

RD & Engineering Labor Overhead	$

Travel Costs	$

Other Costs:
Recruiting	$

Software	$

Other Direct Overhead	$

Subtotal Costs	$

General & Administrative Expenses ([*****])	$

Total	$